EXHIBIT (10)
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                  FIRST AMENDMENT TO THE EMPIRE
                DISTRICT ELECTRIC COMPANY CHANGE
                  IN CONTROL SEVERANCE PAY PLAN

      The  Empire  District Electric Company  Change  in  Control
Severance Pay Plan (the "Plan") is hereby amended, effective as of June 21, 1996, in the following respects:

     1. The first sentence of Section 3.1 is amended to read in its entirety as follows:

       "In the event of the Involuntary Termination of any Employee who is a senior officer on the date on which the applicable Agreement is entered into (or amended), the Company shall pay such officer an amount equal to 36 months of Compensation."

     2. The last sentence of Section 3.1 is amended to read in its entirety as follows:

       "In  the  case of an Employee entitled to the benefit
       described  in  this  Section  3.1,  the  "Incremental
       Period"  for  purposes  of  this  Plan  shall  be  36
       months."

     3. The first sentence of Section 3.2 is amended to read in its entirety as follows:

       "In the event of the Involuntary Termination of any Employee who is not a senior officer on the date on which the applicable Agreement is entered into (or amended), the Company shall pay such Employee an amount equal to the product of such Employee's weekly base salary as in effect immediately prior to the date of Involuntary Termination (or if greater, immediately prior to the date of the Change in Control), multiplied by the greater of (I) 17 weeks or (ii) a number of weeks equal to two times the Employee's number of full years of employment by the Company or a Subsidiary."

     4.     Section 3.5 is amended to read in its entirety as follows:

       "3.5 In the event that the employment of an Employee who is a senior officer on the date on which the applicable Agreement is entered into (or amended) terminates pursuant to Section 3.1 or 3.4 hereof, and such Employee subsequently begins to receive retirement benefits under The Empire District Electric Company Employees' Retirement Plan (or any successor plan) (the "Retirement Plan"), the Company shall also commence payment to such Employee at the same time of a monthly amount equal to the difference between (I) the monthly retirement benefits the Employee would have been entitled to receive under the terms of the Retirement Plan and The Empire District Electric Company Supplemental Executive Retirement Plan (or any successor plan) (the "Supplemental Plan"), as in effect on the day on which his employment terminates, if the Employee had accumulated additional service equal to the "Incremental Period" applicable to such Employee and received earnings during such Incremental Period at the rate in effect during the year in which his employment terminates (calculated on an annualized basis), and (ii) the retirement benefits he is then receiving under the Retirement Plan and Supplemental Plan. The benefits payable pursuant to this Section
       3.5 shall include all ancillary benefits under the Retirement Plan and Supplemental Plan (such as early retirement and survivor benefits and benefits available at retirement), and shall be paid in the same form as the benefits payable under the Retirement Plan. The Employee's beneficiary for purposes of the benefits payable pursuant to this
       Section 3.5 shall be the same person or persons as determined under the Retirement Plan."

     5.     Section 3 is amended by adding the following new Section
3.8 at the end thereof:

       "3.8 If any payment or benefit received by or in respect of an Employee who is a senior officer on the date on which the applicable Agreement is entered into (or amended) which is provided under this Plan or any other plan, arrangement or agreement with the Company or any of its
       Subsidiaries (determined without regard to any additional payments required under this Section 3.8 and Appendix A) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) or any interest or penalties are incurred by such Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to the Employee with respect to such Payment at the time specified in Appendix A an additional amount (the "Gross-up Payment") such that the net amount retained by the Employee from the Payment and the Gross-up Payment, after reduction for any Excise Tax upon the Payment and any Federal, state and local income and employment tax and Excise Tax upon the Gross-up Payment, shall be equal to the Payment. The calculation and payment of the Gross-up Payment shall be subject to the provisions of Appendix A. The Gross-up Payment shall be made from the general assets of the Company."

     6. The first sentence of Section 4.2 is amended to read in its entirety as follows:

       "If the payment of any severance pay or other benefits hereunder to an Employee who is not a senior officer on the date on which the applicable Agreement is entered into (or amended), either alone or together with other payments which such Employee has a right to receive from the Company and its Subsidiaries, would constitute a "parachute payment" (as defined in Section 280G of the Code), the payments to such Employee required by this Plan shall be reduced to the largest amount as will result in no portion of the payment being subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code; but only if, by reason of such reduction, such Employee's "net after tax benefit" would exceed the "net after tax benefit" if such reduction were not made."

     7.     The attached Appendix A is added at the end of the Plan.

Appendix A

Gross-up Payments

     The following provisions shall be applicable with respect to the Gross-up Payments described in Section 3.8:

       a. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise
Tax, (a) all of the Payments received or to be received shall  be treated  as  "parachute payments" within the meaning  of  Section
280G(b)(2)  of  the  Code,  and all "excess  parachute  payments"
within  the  meaning of Section 280G(b)(1) of the Code  shall  be treated  as  subject to the Excise Tax unless, in the opinion  of tax counsel selected by the Company, the Payments (in whole or in part)  do not constitute parachute payments, including by  reason of  Section  280G(b)(4)(A)  of  the  Code,  or  excess  parachute
payments   (as   determined   after   application   of    Section
280G(b)(4)(B)  of the Code), and (b) the value  of  any  non-cash benefits  or any deferred payment or benefit shall be  determined by  independent  auditors selected by the Company  in  accordance with  the principles of Sections 280G(d)(3) and (4) of the  Code.
For  purposes  of determining the amount of the Gross-up  Payment the  Employee shall be deemed to pay Federal income taxes at  the highest  marginal rate of Federal income taxation in the calendar year  in  which the Gross-up Payment is to be made and state  and local  income taxes at the highest marginal rate of  taxation  to which  such  payment  could be subject based upon the  state  and locality  of the Employee's residence or employment, net  of  the maximum reduction in Federal income taxes which could be obtained from  deduction of such state and local taxes.  In addition,  for purposes  of determining the amount of the Gross-up Payment,  the
Company  shall  make a determination of the amount of  employment taxes  required to be paid on the Gross-up Payment.  In the event that  the  Excise Tax is subsequently determined to be less  than the  amount taken into account hereunder at the time the Gross-up
Payment is made, the Employee shall repay to the Company, at  the time  that the amount of such reduction in Excise Tax is  finally determined,  the portion of the Gross-up Payment attributable  to
such   reduction  (plus  the  portion  of  the  Gross-up  Payment attributable  to the Excise Tax and Federal and state  and  local income  and employment tax imposed on the portion of the Gross-up
Payment being repaid by the Employee if such repayment results in a  reduction in Excise Tax and/or a Federal and state  and  local income  or employment tax deduction), plus interest on the amount of  such  repayment at the Federal short-term rate as defined  in
Section  1274(d)(1)(C)(i) of the Code.  In  the  event  that  the
Excise  Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including  by reason of any payments the existence or amount of which cannot be determined  at  the  time of the Gross-up Payment),  the  Company shall  make  an  additional gross-up payment in respect  of  such excess  (plus  any interest, penalties or additions payable  with respect  to  such  excess) at the time that the  amount  of  such excess is finally determined.  Notwithstanding the foregoing, the
Company  shall withhold from any payment due to the Employee  the amount required by law to be so withheld under Federal, state  or
local  wage  and  employment  tax  withholding  requirements   or
otherwise  (including  without limitation  Section  4999  of  the
Code),   and   shall  pay  over  to  the  appropriate  government
authorities the amount so withheld.

b. The Gross-up Payment with respect to a Payment shall be paid not later than the thirtieth day following the date of the Payment; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Employee on such date an estimate, as determined in good faith by the Company, of the amount of such payments and shall pay the remainder of such payments (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the Federal short-term rate provided in Section 1274(d)(1)(C)(i) of the
Code). At the time that payments are made under Section 3.8 and this Appendix A, the Company shall provide the Employee with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).